As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0468420 (I.R.S. Employer Identification No.)

321 Farmington Rd

Mocksville, NC 27028

(716) 270-1523
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Otto

Chief Financial Officer

22nd Century Group, Inc.

321 Farmington Rd

Mocksville, NC 27028

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

John J. Wolfel, Esq. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 (904) 359-2000	Jonathan Staffeldt General Counsel 22nd Century Group, Inc. 321 Farmington Rd Mocksville, NC 27028 (716) 270-1523

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	(Subject to completion, dated November 1, 2024)

Up to 28,354,914 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

Up to 65,264,802 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus under the caption “Selling Stockholders,” or the Selling Stockholders, of up to 93,619,716 shares of our common stock, par value $0.00001 per share, or the Shares, comprising up to (i) 28,354,914 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants issued a private placement transaction on October 24, 2024, (ii) 2,596,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on August 27, 2024, (iii) 12,200,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on September 13, 2024, (iv) 10,307,016 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on October 1, 2024, (v) 309,211 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in a private placement on October 1, 2024; (vi) 10,158,488 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement involving a warrant inducement, (vii) 304,755 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in a private placement involving a warrant inducement (viii) 28,533,332 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on October 14, 2024, and (ix) 856,000 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in connection with the private placement on October 14, 2024. We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the warrant shares. The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled "Plan of Distribution" beginning on page 11 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of shares under this prospectus.

Our common stock is listed on the Nasdaq Capital market under the symbol “XXII.” On October 30, 2024, the closing price of our common stock was $0.10 per share.

Investment in our common stock involves risks. Please read carefully the section entitled “Risk Factors” on page 1 of this prospectus, our most recent Annual Report on Form 10-K, subsequently filed Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the common stock which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2024.

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings. A prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

“Forward-Looking” Information

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our ability to continue as a going concern.

•	Our ability to regain compliance with the NASDAQ listing requirements.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine “VLN” tobacco using the reduced exposure claims authorized by the Food and Drug Administration (“FDA”).

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

ii

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus and any other offering material, or in the documents incorporated by reference into this prospectus and any other offering material, are made only as of the date of the prospectus and any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

22nd Century Group, inc.

22nd Century Group, Inc. is a tobacco products company with sales and distribution of our own proprietary new reduced nicotine tobacco products authorized as Modified Risk Tobacco Products by the FDA. Additionally, we provide contract manufacturing services for conventional combustible tobacco products for third-party brands.

Our mission in tobacco is dedicated to mitigating the harms of smoking through our proprietary reduced nicotine content (“RNC”) tobacco plants and our Very Low Nicotine, VLN® combustible cigarette products. In December 2021, we secured the first and only authorization from the FDA to market a combustible cigarette, our brand VLN® as a Modified Risk Tobacco Product (“MRTP”) using certain reduced nicotine exposure claims. In April 2022, the inaugural launch of our proprietary VLN® cigarettes commenced through a pilot program in select Circle K stores in and around Chicago, Illinois. Building on the success of the pilot, we initiated a phased rollout strategy in 2023, progressing state by state and region by region to a store footprint spanning more than 5,000 stores in 26 states. Our VLN® tobacco products are supported by a substantial intellectual property portfolio comprising issued patents and patent applications related to tobacco plants, and in particular our reduced nicotine tobacco plants.

In addition to continued focus on VLN®, we renewed our focus on utilizing our tobacco assets to attract additional tobacco business to help fund the growth of VLN®. In addition to existing business relationships with multiple tobacco products companies, we will continue to expand the number of brands in our contract manufacturing operations (“CMO”) portfolio in 2024.

Our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed Quarterly Reports on Form 10-Q provide additional information about our business, operations and financial condition.

We are a Nevada corporation and our corporate headquarters is located at 321 Farmington Rd, Mocksville, NC 27028. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.

Use of Proceeds

We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated into this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before investing in any shares of common stock offered by this prospectus. For more information, see “Where You Can Find More Information.”

Description of Capital Stock

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Nevada The rights of our stockholders are generally covered by Nevada law and our amended and restated articles of incorporation and amended and restated bylaws. The terms of our capital stock are therefore subject to Nevada law.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share.

On March 28, 2024 we filed a Certificate of Change (the “Certificate”) authorizing a 1-for-16 reverse stock split of our issued and outstanding shares of common stock, par value $0.00001 (the “Reverse Stock Split”). There was no change to our authorized shares. The Reverse Stock Split became effective at 12:01 a.m. Eastern Time on April 2, 2024. Unless otherwise indicated, all share and per share prices herein have been adjusted to retroactively reflect the Reverse Stock Split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

As of October 30, 2024, 46,369,727 shares of common stock were issued and outstanding (inclusive of 10,500 shares held in abeyance for issuance), 29,504,914 shares of common stock were issuable upon the exercise of pre-funded warrants, 110,608,704 shares of common stock issuable upon the exercise of warrants and no shares of preferred stock were issued and outstanding.

Common Stock

Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of October 30, 2024, we had outstanding options to purchase a total of 101 shares of common stock at a weighted average exercise price of $341.61 per share and 146,231 shares of unvested restricted stock or restricted stock units. As of October 30, 2024, an additional 5,191,421 shares of common stock were available for future award grants under our stock incentive plan.

Outstanding Warrants

As of October 30, 2024, there were 29,504,914 pre-funded warrants and 110,608,704 shares of common stock issuable upon the exercise of warrants as follows:

Offering	Number of Warrants	Issue Date Exercise Price	Current Exercise Price(1)		Expiration Date
Pre-funded warrants	29,504,914	$0.00001	$0.00001		N/A
July 2022 RDO warrants	4,067	$492.00	$492.00		July 25, 2027
Senior Secured Credit Facility - JGB	20,645	$306.00	$205.248		September 3, 2028
July 19, 2023 RDO warrants	28,125	$38.72	$.0504		July 20, 2028
October 2023 CMPO warrants	12,500	$8.40	$.0504		October 19, 2028
November 2023 Inducement Warrants	2,500	$3.44	$.0504		February 15, 2029
April 2024 Placement Agent Warrants	15,300	$2.675	$.0504		April 8, 2029
Omnia Purchase Warrants	460,000	$2.14	$2.14		May 1, 2029
August 2024 Private Placement Warrants(3)	2,596,000	$1.00	$.0504	(4)	(2)
September 2024 Private Placement Warrants(3)	12,200,000	$1.00	$.0504	(4)	(2)
September 2024 Inducement Warrants (3)	10,158,488	$1.00	$.0504	(4)	(2)
September 2024 Inducement Placement Agent Warrants(3)	304,755	$1.25	$.0504	(4)	(2)
September 2024 RDO warrants(3)	10,307,016	$1.00	$.0504	(4)	(2)
September 2024 RDO Placement Agent Warrants(3)	309,211	$1.25	$.0504	(4)	(2)
October 2024 RDO Warrants(3)	28,533,332	$1.00	$.0504	(4)	(2)
October 2024 RDO Placement Agent Warrants(3)	856,000	$1.25	$.0504	(4)	(2)
October 2024 PIPE Warrants(3)	42,532,372	$1.00	$1.00		(2)
October 2024 PIPE Placement Agent Warrants(3)	2,268,393	$1.25	$1.25		(2)

(1)	Warrant price adjusted as a result of anti-dilution or ratchet provisions.

(2)	Expiration date is 5-years following shareholder approval date.

(3)	The exercise prices of the warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, subject to stockholder approval, the warrants will contain anti-dilution protection provisions relating to subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such warrants.

(4)	Reflects the exercise price assuming stockholder approval is obtained.

Anti-Takeover Provisions Under Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (NRS) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, "combinations" include: (i) any merger or consolidation of a Nevada corporation or any subsidiary of a Nevada corporation with the interested stockholder or any other entity, whether or not itself is an interested stockholder of the Nevada corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the Nevada corporation or any subsidiary of the Nevada corporation (x) having an aggregate market value equal to more than 5% of the aggregate market value of all of the consolidated assets of the Nevada corporation, (y) having an aggregate market value equal to more than 5% of the aggregate market value of all the outstanding voting shares of the Nevada corporation, or (z) representing more than 10% of the earning power or net income of the Nevada corporation (determined on a consolidated basis); (iii) the issuance or transfer by the Nevada corporation or any subsidiary of the Nevada corporation, in one transaction or a series of transactions, of any shares of the Nevada corporation or any subsidiary of the Nevada corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of the Nevada corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Nevada corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Nevada corporation under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or affiliate or associate of the interested stockholder; (v) except for transactions that would not constitute a combination pursuant to subsection (iii) above, any reclassification of securities (including share splits, share dividend or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares), any recapitalization of the Nevada corporation, any merger or consolidation of the Nevada corporation with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the Nevada corporation or any subsidiary of the Nevada corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; and (vi) any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Nevada corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Nevada corporation.

For purposes of the NRS, an "interested stockholder" is defined to include any person, other than the Nevada corporation or any subsidiary of the Nevada corporation, that is: (a) a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Nevada corporation or (b) an affiliate or associate of the Nevada corporation and was, at any time within two years immediately before the date in question, the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder or (ii) during the two-year period, the transaction is approved by the board and by 60% of the disinterested stockholders at an annual or special meeting of the stockholders.

After such two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless: (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power (excluding the shares held by the interested stockholder or any affiliate or associate of the interested stockholder); or (iii) the combination meets the requirements of 78.411 through 78.444 of the NRS, inclusive.

The NRS allows a corporation to "opt out" of NRS 78.411 through 78.444, inclusive, by providing in such corporation's original articles of incorporation or bylaws that such statutes do not apply to the corporation. Unless certain limited exceptions apply, corporations cannot opt out of such statutes by amending their articles of incorporation or bylaws. We have not opted out of such statutes.

Control Share Acquisitions. The NRS also contains a "control share acquisitions statute." If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as "acquiring persons," that acquire or offer to acquire ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions (i) a "controlling interest" means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and (ii) an "issuing corporation" means a Nevada corporation, as of any date, that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation (excluding the shares held by the acquiring person) at an annual or special meeting of the stockholders.

The NRS allows a corporation to "opt out" of the control share acquisitions statute by providing in such corporation's articles of incorporation or bylaws, in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted out of the control share acquisitions statute.

Liability and Indemnification of Directors and Officers

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, NY 10004-1561.

Selling StockholderS

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus under the caption “Selling Stockholders,” or the Selling Stockholders, of up to 93,619,716 shares of our common stock, par value $0.00001 per share, or the Shares, comprising (i) 28,354,914 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants issued a private placement transaction on October 24, 2024, (ii) 2,596,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on August 27, 2024, (iii) up to 12,200,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on September 13, 2024, (iv) 10,307,016 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on October 1, 2024, (v) 309,211 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in a private placement on October 1, 2024; (vi) 10,158,488 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement involving a warrant inducement, (vii) 304,755 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in a private placement involving a warrant inducement (viii) 28,533,332 shares of our common stock issuable upon the exercise of outstanding warrants issued in a private placement on October 14, 2024, and (ix) 856,000 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants issued in connection with the private placement on October 14, 2024. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders as of October 30, 2024.

Under the terms of the various warrants, the selling stockholders will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may increase or decrease this limitation at any time, although any increase shall not be effective until the 61st day following the notice of increase and the holder may not increase this limitation in excess of 9.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. The number of shares owned before and after the offering do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Information is as of October 30, 2024 and is based on 46,369,727 shares of our common stock outstanding as of such date (including 10,500 shares held in abeyance).

Name	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percent of Outstanding Common Stock Owned After Offering
Anson Investments Master Fund LP (1)	1,157,612	1,157,612	-	*
Anson East Master Fund LP (1)	69,949,316	24,473,566	45,475,750	9.99%
Joseph Reda (2)	11,114,729	10,364,730	749,999	*
Michael Scrobe (3)	22,006	11,628	10,378	*
Dawson James Securities, Inc. (4)	205,797	205,797	-	*
Timothy Tyler Berry (5)	664,858	274,380	390,478	*
Gregory Castaldo (6)	6,388,292	6,388,292	-	*
Jonathan Schechter (7)	1,700,573	900,573	800,000	*
Richard Molinsky(8)	2,629,666	1,379,666	1,250,000	*
James Satloff(9)	45,000	30,000	15,000	*
James Satloff ttee Dustin Nathaniel Satloff Trust(10)	54,825	30,000	24,825	*
James Satloff ttee Emily U Satloff Family Trust(10)	55,625	30,000	25,625	*
James Satloff ttee Theodore Jean Satloff Trust (10)	45,000	30,000	15,000	*
Jason Adelman(11)	190,000	190,000	-	*
Robert Forster(12)	6,534,000	6,534,000	-	*
SEG Special Opportunity Fund (13)	19,097,892	6,597,892	12,500,000	9.99%
Iroquois Capital Investment Group LLC(14)	11,925,618	4,333,334	7,592,284	9.99%
Iroquois Master Fund Ltd.(14)	6,421,368	2,333,332	4,088,036	8.82%

* Less than 1%.

(1)            Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-104, Cayman Islands.

(2)            Business address is 1324 Manor Circle, Pelham NY 10803.

(3)            Business address is 46 Bartlett Drive, Manhasset, NY 11030.

(4)            Business address is 101 N Federal Highway, Suite 600, Boca Raton FL 33432. Dawson James is registered broker dealer.

(5)            Business address is 4 Millers Way, Old Lyme CT 06371.

(6)            Business address is 3776 Steven James Drive, Garnet Valley PA 19060.

(7)            Business address is 135 Sycamore Drive, Roslyn NY 11576.

(8)            Business address is 329 Chestnut Hill Road, Unit 2, Norwalk CT 06851.

(9)            Business address is 10 Gracie Square, Apt 9E, New York NY 10028.

(10)          Business address is 10 Gracie Square, Apt 9E, New York NY 10028. James Satloff is trustee of the trust.

(11)          Business address is 556 Regatta Way, Bradenton FL 34208.

(12)          Business address is 54 Deepdale Dr. Great Neck NY 11021.

(13)          Business address is 101 N Federal Highway, Suite 600, Boca Raton FL 33432.

(14)          Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Investment Group LLC. The business address is 2 Overhill Road, Suite 400, Scarsdale NY 10583.

(15)          Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC , Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The business address is 2 Overhill Road, Suite 400, Scarsdale NY 10583.

Plan of Distribution

We are registering shares of common stock issuable upon exercise of warrants and prefunded warrants to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. We will bear all fees and expenses incident to the registration of the shares of common stock, provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The selling stockholders may sell all or a portion of the shares of common stock held and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 or any other exemption from registration promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified and includes an explanatory paragraph relating to substantial doubt about the ability to continue as a going concern) given upon their authority as experts in accounting and auditing. To the extent that Freed Maxick CPAs, P.C. audits and reports on consolidated financial statements of 22nd Century Group, Inc. at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Incorporation of Certain Documents by Reference

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024;

•	Our Definitive Annual Meeting Proxy Statement filed with the SEC on April 29, 2024;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, and August 13, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on October 24, 2024, October 15, 2024, October 10, 2024, October 8, 2024, September 30, 2024 (Two filings), September 13, 2024, September 9, 2024, August 28, 2024, August 16, 2024, July 30, 2024, July 22, 2024, June 28, 2024, June 4, 2024, May 30, 2024, May 10, 2024, April 30, 2024, April 18, 2024, April 9, 2024, April 8, 2024, April 5, 2024, April 3, 2024, February 15, 2024, February 13, 2024, January 25, 2024, and January 24, 2024;

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

22nd Century Group, Inc.

321 Farmington Rd

Mocksville, NC 27028

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus. You should rely only on the information contained in this prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated except the Securities and Exchange Commission registration fee). All expenses of the offering will be paid by 22nd Century Group, Inc.

Amount
Securities and Exchange Commission registration fee	$1,462
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Miscellaneous expenses	1,000
Total	$12,462

Item 15. Indemnification of Directors and Officers.

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number

3.1           Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 1, 2010).

3.1.1        Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

3.1.2        Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on December 11, 2023).

3.1.3        Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the Commission on April 3, 2024).

3.2           Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

3.2.1        Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

4.1           Form of Warrant (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 25, 2022).

4.2           Form of Amended Original Issue Discount Senior Secured Debentures dated March 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on December 28, 2023).

4.3           Form of JGB Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-K filed with the Commission on March 9, 2023).

4.4           Form of Omnia Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Form 10-K filed with the Commission on March 9, 2023).

4.5           Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on November 29, 2023).

4.6           Waiver and Amendment Agreement (Incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on October 16, 2023).

4.7           Form of Common Warrant (Incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on October 18, 2023).

4.8           Form of Placement Agent Warrant (Incorporated by reference from Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on October 18, 2023).

4.9           Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

4.10         Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

4.11         Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

4.12         Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on April 30, 2024).

4.13         Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on April 30, 2024).

4.14         Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on May 10, 2024).

4.15         Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on August 28, 2024).

4.16         Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on September 13, 2024).

4.17         Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on September 30, 2024).

4.18         Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on September 30, 2024).

4.19         Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed with the Commission on September 30, 2024).

4.20         Form of Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on September 30, 2024).

4.21         Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on October 15, 2024).

4.22         Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on October 15, 2024).

4.23         Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on October 24, 2024).

4.24         Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on October 24, 2024).

4.25         Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on October 24, 2024).

5.1           Opinion of Foley & Lardner LLP (including consent of counsel).

23.1         Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

23.2         Consent of Freed Maxick CPAs, P.C.

24            Powers of Attorney (included on signature page).

107          Filing Fee Table

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mocksville, North Carolina, on this 1st day of November, 2024.

22nd CENTURY GROUP, INC.

By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on November 1, 2024. Each person whose signature appears below constitutes and appoints Lawrence D. Firestone and Daniel A. Otto, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Lawrence D. Firestone	Chief Executive Officer and Director
Lawrence D. Firestone	(Principal Executive Officer)

/s/ Daniel A. Otto	Chief Financial Officer
Daniel A. Otto	(Principal Financial and Accounting Officer)

/s/ Andrew Arno	Director
Andrew Arno

/s/ Anthony Johnson	Director
Anthony Johnson

/s/ Lucille Salhany	Director
Lucille Salhany